EXHIBIT 4.1


                            FRONT PORCH DIGITAL, INC.

                           7% CONVERTIBLE SECURED NOTE

$                                                                         , 2002
 ----------                                                       --------


         FRONT PORCH DIGITAL INC., a Nevada corporation (the "Company") for value received, hereby promises to pay to the order of __________________ or its
assigns       (the       "Holder"),       the       principal       sum       of
_____________________________________________  ($____________)  or  such  lesser amount as shall have been advanced hereunder, together with interest on the unpaid principal amount hereof outstanding from time to time after the date hereof at the per annum rate of seven percent (7%). Principal and interest shall be payable in lawful money of the United States at the principal office of the Holder or at such other address as the Holder may from time to time designate to the Company in writing.

         Commencing on July 1, 2002 and continuing on the first calendar day of each calendar quarter (October 1, January 1) during the term hereof, interest only payments in the form of U.S. dollars shall be due and payable to Holder. The entire balance of unpaid principal and accrued and unpaid interest thereon at the rate set forth above shall be due and payable on March 27, 2003 ("Maturity Date"). Interest hereon shall be computed on the basis of the actual number of days elapsed over a 365 or, if applicable, a 366 day year. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum amount of interest permitted by applicable law, from the date thereof until the same is paid ("Default Interest") and the Holder, at the Holder's sole discretion, may include any accrued but unpaid Default Interest in the Conversion Amount.

         Notwithstanding the foregoing, if the Company shall (i) complete an underwritten public offering covering the offering and sale of Common Stock of the Company, $______ par value per share ("Common Stock"), in which the aggregate net proceeds to the Company equals or exceed $2,000,000; or (ii) sell all or substantially all of its assets; the entire unpaid principal amount hereof together with all accrued and unpaid interest thereon, at the Holder's option, shall become immediately due and payable without any further action on the part of the Holder.

         1. ADDITIONAL LOANS; LIQUIDATION PREFERENCE. This Loan is being entered into simultaneously with a $_____________ loan from __________ to the Company as of even date herewith and the rights of Holder and ________ shall be equivalent and treated PARI PASSU for all purposes and in accordance with an intercreditor agreement by and between Holder and ________ of even date herewith. Until the earlier of (i) the entire Note is converted into Common Stock of the Company in accordance with the terms and conditions set forth herein or (ii) the entire outstanding balance of principal and accrued interest hereunder is satisfied in full, the Company shall not be permitted to incur any other indebtedness, other than trade payables in the ordinary course of business, without the express written consent of Holder, which consent shall not be unreasonably withheld or delayed. Further, the Company represents, warrants, covenants and agrees that indebtedness held by Holder and ______ is superior, with respect to rights, claims and security interests against all presently existing and hereafter arising assets, including license fees and revenue streams, of the Company, to any other indebtedness of the Company and, upon liquidation or sale of all or substantially all of the assets or greater than 50% of the issued and outstanding shares of Common Stock of the Company, all obligations of the Company to Holder and _______, including the Liquidation Preference (hereinafter defined), shall be satisfied prior to any other


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

creditor of the Company receiving any asset of the Company or any right or claim thereto. Further, Holder shall be entitled to the Liquidation Preference upon any sale or liquidation of all or substantially all of the assets or business of the Company, whether in bankruptcy or otherwise, including, but not limited to, a merger, business combination or any other transaction in connection with which a majority of the then issued and outstanding Common Stock of the Company shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) cash, securities property or a combination thereof. Upon the occurrence of any event described above, Holder shall be entitled to (i) payment of all outstanding principal and accrued interest under this Note, and (ii) a liquidation preference in the amount of three (3) times the outstanding amount of principal and accrued interest under this Note before any other creditor or claimant of the Company is entitled to receive any asset or proceeds therefrom or any right or claim thereto (the "Liquidation Preference").

         2. FIRST AND PRIOR SECURITY INTEREST. In the event of a liquidation of the Company, the Company covenants and agrees to cause the Holder hereof to receive payment of all outstanding principal and interest due hereunder plus the Liquidation Preference prior to the payment of any other creditor or claimant of the Company. The Company further covenants and agrees to cause all presently existing and hereafter arising creditors of the Company, who are owed greater than $100,000, to execute and deliver subordination agreements for the benefit of Holder in form and content satisfactory to Holder. The Company and, by its acceptance hereof, the Holder of this Note agree that the indebtedness evidenced by this Note, including the principal of and interest thereon shall be secured by a first and prior lien against all of the assets of the Company, whether presently existing or hereafter arising, subject to and in accordance with a security agreement (the "Security Agreement") of even date herewith by and between the Company, as Pledgor, and Holder and ______, as Secured Party, covering all assets, including proceeds thereof, of the Company. In this regard, the Company covenants and agrees to execute and deliver such further and additional documents and instruments to effectuate the intent of the parties hereto upon receipt of written request therefore by Holder.

                (a) In the event of any insolvency, bankruptcy, receivership, liquidation or any other marshalling of the assets and liabilities of the Company, the Holder shall be entitled to receive payment in full, or provision shall be made for such payment, of all principal, interest and other sums due on account of the Holder of this Note, including the Liquidation Preference, before any other creditor or claimant of the Company shall be entitled to receive payment of principal, interest or any other sums due on their respective accounts.

                (b) Subject to the payment in full of all obligations under this Note, the holders of all other subordinate indebtedness of the Company shall be subordinated to the rights of the Holder of this Note to receive payments or distributions on the first and senior indebtedness represented by this Note, until all principal, interest and other sums due under this Notes shall have been paid.

                (c) No payment on account of principal, interest or other sums due to other subordinate creditors of the Company, other than trade creditors approved by Holder in writing, shall be made by the Company unless full payment of all sums then due with respect to all principal and accrued interest hereunder has been made or duly provided for to the satisfaction of Holder, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may pay trade payables in the ordinary course of business without the consent of Holder as long as such payments to any one vendor (including such vendor's affiliates) in any six (6) month period do not exceed $50,000.00.(d) Notwithstanding any provision herein to the contrary, as long as there is any amount outstanding under this Note, the Company shall not incur any indebtedness other than trade creditors in the ordinary course of the Company's business without the express written consent of Holder, which consent shall not be unreasonably withheld


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

         or delayed.

         3. DEFAULT. Upon the occurrence of any of the following "Events of Default":

                (a) failure to pay all unpaid principal or any accrued and unpaid interest on this Note;

                (b) the Company shall default in any material respect in the performance or observance of any covenant or agreement contained herein, the Security Agreement or in any of the other agreements required to be entered into pursuant to the terms and conditions of this Note;

                (c) any representation or warranty of the Company made herein or in the Security Agreement shall have been incorrect in any material respect;

                (d)     the   acceleration   of  the   maturity   date   of  any
         indebtedness for which the Company or any subsidiary or parent thereof is directly or contingently liable;

                (e)     the Company  shall  commence  any  voluntary  proceeding
         under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect or shall be adjudicated insolvent or bankrupt by a decree of a court of competent jurisdiction; or shall petition or apply for, acquiesce in, or consent to, the appointment of any receiver or trustee of all or a substantial part of its property; or shall make an assignment for the benefit of creditors; or shall admit in writing its inability to pay its debts as they come due;

                (f) there shall be commenced against the Company or any subsidiary or parent thereof any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, and any such proceeding shall remain undismissed for a period of 30 days; or a receiver or trustee shall be appointed for all or a substantial part of its or his property and any such receivership or trusteeship shall remain undischarged for a period of 30 days; or a warrant of attachment, execution or similar process shall be issued against any substantial part of its or his property and the same shall not be dismissed or bonded within 30 days after levy;

                (g) a material adverse change shall have occurred in the Company's financial condition, results of operation or business prospects or the Company is unable to pay its bills in the ordinary course of business; or

                (h) a judgment not covered by insurance for the payment of money which in the aggregate at any one time exceeds $50,000 shall be rendered against the Company or any of its subsidiaries or parent by a court of competent jurisdiction;

then, and in any such event, the Holder of this Note may by written notice to the Company declare the entire unpaid principal amount of this Note, together with all accrued interest and other sums thereon due and payable, and the same shall, unless such Event of Default shall be cured within ten (10) business days after the date such notice is given, immediately become due and payable upon the expiration of such period, without presentment, demand, protest, notice of intention to accelerate maturity or notice of acceleration of maturity or other notice of any kind, all of which are expressly waived.

         4. CONVERSION PRIVILEGE. The Holder of this Note may, at its option, convert all or any portion of the then outstanding principal amount and, at Holder's election, all or any portion of the


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

accrued interest of this Note, or a portion thereof if the portion is $10,000 or an integral multiple of $10,000, into Common Stock at any time prior or subsequent to the Maturity Date. The number of shares of Common Stock issuable upon conversion of the entire $_______ principal amount of this Note shall initially be _________ shares (the "Conversion Number"), such amount representing a conversion price of $0.119 per share, subject to adjustment as provided below. If less than $_______ is converted to Common Stock of the Company under this Note, the number of shares into which this Note is convertible shall be proportionately reduced. The initial conversion price of this Note is $0.119 per share (the "Conversion Price"), subject to adjustment as provided below. The Conversion Price and Conversion Number represent the intent of the Company and the Holder, that for a period of one (1) year from the effective dated hereof, to ensure that the Conversion Number be guarantied as a fixed percentage of the issued and outstanding shares of Common Stock of the Company as of the effective date hereof (the "Conversion Percentage"). No fractional shares shall be issued upon conversion of a portion of the principal amount of this Note. In the event the portion of such principal amount being so converted would result in the issuance of fractional shares, the Company shall round down the number of shares upon conversion of such principal amount to the nearest whole share, with cash being paid in lieu of any fractional share in an amount equal to the then fair market value (as determined by the Board of Directors of the Company) of a share of Common Stock, with the remainder of such principal amount remaining subject to the terms and conditions of this Note.

         5. CONVERSION PROCEDURE. In order to convert all or a portion of the principal amount or accrued interest then outstanding under this Note, the Holder shall send written notification (the "Notice") to the Company, at the address herein, of the principal amount the Holder wishes to convert and the name or names in which the Holder wishes the certificate or certificates of shares of Common Stock to be issued. The date on which the Holder delivers the Notice to the Company shall be the conversion date (the "Conversion Date"). As soon as practicable, but in any event within five (5) business days, after the Conversion Date, the Company shall deliver or cause its transfer agent to deliver to the Holder a certificate or certificates evidencing the shares of Common Stock issuable upon the conversion in accordance with the terms of the Notice. The person in whose name the certificate is registered shall be treated as a stockholder of the Company on and after the Conversion Date. The outstanding principal amount of the Note shall be reduced by the principal amount converted in accordance with this SECTION 5. Interest on the principal amount of this Note accepted for conversion pursuant to the provisions of
SECTION 5 hereof shall cease to accrue as of the Conversion Date.

         If for any reason Holder has not received all of the shares of Common Stock prior to the fifth (5th) business day after delivery of the Notice, then the Holder, upon written notice to the Company's transfer agent, with a copy to the Company, may void its conversion Notice with respect to, and retain or have returned, as the case may be, any principal amount of this Note that has not been converted pursuant to such Holder's conversion Notice; provided that the voiding of Holder's conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such Notice or otherwise. Thereafter, the Conversion Price of the principal amount of this Note returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (i) the Conversion Price as in effect on the date on which the Holder voided the conversion Notice, (ii) the lowest closing bid price during the period beginning on the Conversion Date and ending on the date such Holder voided the conversion Notice, and (iii) the Conversion Price as of the Conversion Date as set forth in the conversion Notice.

         6. TAXES ON CONVERSION. If the Holder converts this Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. Nothing herein shall preclude any income tax withholding required by law or regulation.

         7. COMPANY TO PROVIDE SHARES. The Company shall at all times keep reserved a sufficient


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

number of shares of Common Stock to permit the conversion of this Note. The Company covenants and agrees to reserve no less than 200% of the number of shares of Common Stock required to be issued upon conversion of the outstanding Note. All shares of Common Stock delivered upon conversion of this Note shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor to comply with all federal and state securities laws regulating the offer and delivery of Common Stock upon conversion of this Note, if any, and will list or cause to have quoted such Common Stock on a national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

         8.  ADJUSTMENT FOR CHANGE IN SHARES;  ANTIDILUTION.  (a) If, within one
(1) year from the effective date of this Note, even if all or any portion of the
Note is or has been converted into Common Stock or the Company has tendered full payment thereof to the Escrow Agent (hereinafter defined) in accordance with
SECTION 12 , the Company:

             i. pays a dividend or makes a distribution on its Common Stock in Common Stock;

             ii. subdivides its outstanding Common Stock into a greater number of shares;

             iii. combines its outstanding shares of Common Stock into a smaller number of shares;

             iv. makes a distribution on its Common Stock in shares other than Common Stock;

             v. issues by reclassification of its Common Stock any shares of the Company; or

             vi. issues or agrees to issue any shares of Common Stock, rights, warrants or any instrument that is convertible or exercisable into Common Stock of the Company or has rights or a similar economic effect of Common Stock of the Company;

then the Conversion Number in effect immediately prior to such action shall be increased so that the Holder will maintain its Conversion Percentage and be entitled to receive upon conversion of this Note the number of shares of Common Stock and/or other securities of the Company which the Holder would have acquired immediately following such action if such Holder had fully converted this Note immediately prior to such action, together with additional shares of Common Stock so as to preserve Holder's Conversion Percentage at no additional cost to Holder. The intent of the Company and the Holder is to ensure for a period of one (1) year that Holder will be able to maintain its Conversion Percentage based upon the Conversion Number set forth above in SECTION 4 and the number of issued and outstanding shares as of the effective date hereof. All adjustments pursuant to this SECTION 8(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination, reclassification or issuance of shares by the Company. Any such adjustments shall be made successively whenever any event listed above occurs.

              (b) In the event of any consolidation of the Company with, or merger of the Company into, another person (other than a consolidation or merger in which the Company is the continuing entity), or in the event of any sale, assignment, lease, transfer or other disposition to another person of all or substantially all of the properties and assets of the Company as an entirety, the Holder shall thereafter have the right to either (i) accelerate the entire indebtedness represented by this Note or (ii) convert this Note into the kind and amount of shares and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, sale or conveyance, which amount shall include the Liquidation Preference. The provisions of this


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

SUBSECTION (b) shall similarly apply to successive consolidations, mergers, sales or other dispositions.

              (c) The Conversion Price in effect immediately prior to any adjustment of the number of shares of Common Stock into which this Note is convertible shall be simultaneously adjusted (but not below par value of the Common Stock) by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which this Note is exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which this Note is exercisable after such adjustment.

              (d) The provisions of THIS SECTION 8 shall not apply to the issuance of shares upon exercise of previously issued options granted pursuant to any employee stock incentive plan identified on the Company's most recently filed annual or quarterly report or otherwise approved by Holder in writing.

         9. NOTICE OF ADJUSTMENT. Whenever an adjustment is to be made pursuant to SECTION 8, the Company shall use best commercial efforts to deliver to the Holder of this Note at least five (5) business days prior written notice of the adjustment to the Conversion Number and, in any event, such notice shall be delivered within three (3) business days following the adjustment to the Conversion Number.

         10. PIGGY-BACK REGISTRATIONS. If at any time the Company proposes to file with the Securities and Exchange Commission (the "SEC") a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 Act (the "1933 Act") of any of its securities (other than on Form S-4 or Form S-8 or their equivalents at such time relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall promptly send to Holder written notice of the Company's intention to file a registration statement and of Holder's rights under this SECTION 10 and, if within twenty (20) business days after receipt of such notice, Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Common Stock held by Holder or to be held by Holder after delivery of Holder's conversion Notice in accordance with the terms an conditions set forth herein that Holder requests to be registered. If an offering in connection with which Holder is entitled to registration under this SECTION 10 is an underwritten offering, then Holder shall offer and sell such registrable securities in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of Common Stock included in such underwritten offering by the Company. If a registration pursuant to this SECTION 10 is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall cause such registration to include a minimum of the greater of: (1) fifty percent (50%) of the shares requested to be registered by Holder or (2) fifty percent (50%) of the shares of Common Stock offered by the Company. All costs of the registration of the Holder's shares, including legal fees shall be borne by the Company.

         11. MANDATORY REGISTRATION. Except as provided in SECTION 12 hereof, upon the later of (i) conversion of all or a portion of this Note into Common Stock or (ii) April 15, 2003, the Company shall, at its sole expense, prepare and file with the SEC a registration statement or registration statements (as is necessary) on Form S-3 covering the resale of all of Holder's Common Stock. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration. The Company shall us its best efforts to have the registration statement declared effective by the SEC as soon as practicable. In the event that Form S-3 is not available for any registration of Holder's Common Stock hereunder, the Company shall (i) register the sale of the Holder's Common


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

Stock on another appropriate form and (ii) undertake to register the Holder's Common Stock on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Holder's Common Stock has been declared effective by the SEC. The Company shall us its best efforts to have the registration statement declared effective by the SEC as soon as practicable.

             (a) The Company and the Holder each acknowledge that each registration statement prepared in accordance herewith shall include an indeterminate number of shares of Common Stock pursuant to Rule 416 under the 1933 Act so as to cover any and all Common Stock which may become issuable (1) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) if permitted by law, by reason of certain antidilution provisions or reductions in the Conversion Price or increases in the Conversion Number in accordance with the terms and conditions set forth herein. In this regard, the Company agrees to use best efforts to ensure that the maximum number of shares of Common Stock which may be registered pursuant to Rule 416 under the 1933 Act are covered by each registration statement and, absent guidance from the SEC or other definitive authority to the contrary, the Company shall use best efforts to affirmatively support and to not take any position adverse to the position that each registration statement filed hereunder covers all eligible shares of Common Stock of Holder. If the Company determines that the registration statement filed hereunder does not cover all of Holder's Common Stock, the Company shall immediately (1) provide to Holder written evidence setting forth the basis for the Company's position and the authority therefore, and (ii) prepare and file an amendment to such registration statement or a new registration statement within 45 days thereafter.

             (b) Whenever Holder has requested that any of Holder's Common Stock be registered pursuant to this SECTION 11 or at such time as the Company is obligated to file a registration statement with the SEC pursuant to SECTION 10, the Company will use its best efforts to effect the registration of the Holder's Common Stock in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                   i. The  Company  shall and keep such  registration  statement effective pursuant to Rule 415 promulgated under the 1933 Act at all times until the earlier of (1) the date as of which Holder may sell all of Holder's Common Stock without restriction pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto) or
             (2) the date on which (A) the Holder shall have sold all of Holder's Common Stock and (B) no portion of this Note is outstanding (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                   ii. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such registration statement effective at all times during the registration period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all registrable securities of the Company covered by such registration statement, including Holder's Common Stock, until such time as all of Holder's Common Stock shall have been disposed of in accordance with the intended methods of disposition as set forth in such registration statement.

                   iii. The Company shall use its best efforts to (A) register and qualify the Holder's Common Stock covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Holder reasonably requests,
             (B) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period,
             (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Holder's Common Stock for sale in such jurisdictions. The Company shall promptly notify Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Holder's Common Stock for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                   iv. The  Company  shall hold in  confidence  and not make any disclosure of information concerning Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any registration statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Note or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to Holder and allow such Holder to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                   v. The  Company  shall  take  all  other  reasonable  actions necessary to expedite and facilitate disposition by Holder of Holder's common Stock pursuant to a registration statement.

                   vi. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Holder against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which Holder may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a registration statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Holder's Common Stock is offered ("Blue Sky Fi1ing") or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (Bi) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading.

      12. PREPAYMENTS. This Note may not be prepaid by the Company without the express written consent of the Holder, which consent may be withheld in its sole discretion after receipt of ten (10) business days prior written notice. Notwithstanding the foregoing, in the event the Company raises $2,500,000.00 of equity capital in a single private offering of its equity securities, then the Company, may upon thirty (30) days prior written notice to Holder, elect to prepay the Note in whole, but not in part and the Holder shall have ten (10) business days to elect one of the following options: (a) accept prepayment of all of the outstanding principal and accrued interest under this Note; or (ii) convert the balance of outstanding principal and accrued interest under this Note into Common Stock in accordance with the terms and conditions set forth herein; or
(iii) cause the Company to pay the outstanding principal and accrue interest to a mutually agreeable escrow agent (the "Escrow Agent"), which Escrow Agent will hold such amount until the earlier of (A) Holder's election to convert the outstanding balance of outstanding principal and accrued interest under this
Note into Common Stock in accordance with the terms and conditions set forth herein or (B) Holder's election to accept such sum in satisfaction of the Company's obligations hereunder, whereupon Escrow Agent shall deliver the escrowed sum to the Company or the Holder, as the case may be. The Company shall bear the cost of the Escrow Agent.

         Notwithstanding   any  provision  herein  to  the  contrary,   Holder's
antidilution rights described in SECTION 8 hereof shall survive any of Holder's elections set forth above in this SECTION 12.

         In the event this Note is satisfied in full or the amount to satisfy the Note is delivered to Escrow Agent, Holder's first and prior lien against the Company's assets and the Security Agreement shall be released by Holder and the Company shall no longer be restricted by this Note from paying any creditors or issuing any debt instruments.

         13. ASSIGNMENT. This Note is not assignable by the Company. This Note and the Common Stock into which it is convertible are assignable by Holder to its affiliates (as defined in Rule 405 promulgated under the Securities Act) that are Accredited Investors.

         14. NOTICES. Any notice necessary under this Agreement shall be in writing and shall be considered delivered three days after the mailing is sent by certified mail, return receipt requested, or when received, if sent by telecopy, prepaid courier, express mail or personal delivery to the following addresses:

If to the Company:        Front Porch Digital Inc.
                          20000 Horizon Way, Suite 120
                          Mt. Laurel, New Jersey 08054
                          Attention: Chief Executive Officer
                          Telecopy: (   )
                                     ---  --------------

With a copy to:           Pryor Cashman Sherman & Flynn LLP
                          410 Park Avenue
                          New York, N.Y. 10022
                          Attention: Eric M. Hellige
                          Telecopy: (212) 326-0846

If to Holder:
                          -------------------------------

                          -------------------------------

                          -------------------------------

                          -------------------------------

                          -------------------------------

With a copy to:           Creel, Sussman & Moore, LLP
                          8235 Douglas Avenue, Suite 1100
                          Dallas, Texas 75225
                          Attention: Ronald L .Sussman
                          Telecopy: (214) 378-8290

         15. SEVERABILITY. If any provision of this Note is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Note would not be materially and adversely affected thereby, such provision shall be fully separable, and this Note shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Note shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Note, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Note are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this SECTION 15.

         16. MISCELLANEOUS. Past due principal and interest on this Note shall bear interest from the date due until paid at a per annum rate equal to the maximum lawful rate in effect from time to time. Notwithstanding any other provision of this Note, interest on the indebtedness evidenced by this Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, charged or received under applicable law and any interest in excess of that amount shall be credited on the unpaid principal amount of the indebtedness or, if that has been paid, refunded. Except as otherwise specifically provided herein, the obligations of the Company set forth herein may not be waived, modified or amended without the prior written agreement of the Holder hereof. If suit or an arbitration proceeding is brought for collection of this Note or if it is collected through bankruptcy or other judicial process, the Company shall pay, in addition to all other amounts due hereon, the Holder's costs of collection, including reasonable attorneys' fees. The Company shall be responsible for reimbursing Holder for its legal fees in connection with consummation of this transaction; provided, that the Company's obligation for such legal fees do not exceed $5,000.00. THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN NORTHBROOK, ILLINOIS AND SHALL BE ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. Any dispute arising between the Holder and the Company shall be resolved by arbitration in the County of the principal place of business of Holder. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         THE WRITTEN AGREEMENTS FOR THE LOAN OR OTHER EXTENSIONS OF CREDIT DESCRIBED ABOVE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

                                       FRONT PORCH DIGITAL, INC.

                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                              ----------------------------------

                                       By:
                                           -------------------------------------

                                              By:

                                                  ------------------------------